UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 6, 2010
Date of Report (Date of earliest event reported)

MAINLAND RESOURCES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-52782	90-0335743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20333 State Highway 249, Suite 200 Houston, Texas	77070
(Address of principal executive offices)	(Zip Code)

(281)-469-5990
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item	Description
8.01	Other Events
9.01	Financial Statement and Exhibits

2.

SECTION 8 - OTHER EVENTS

Item 8.01        Other Events.

On April 6, 2010, Mainland Resources, Inc. (the "Company") issued a press release announcing that it has appointed Philip A. Schaefer to its Advisory Committee.

Philip Schaefer is the founder of World Pension Forum.

Mr. Shaefer has created the Word Pension Forum in order for participants to meet with leading business, financial and political leaders around the world to help educate pension fund managers make the most knowledgeable investment decisions possible.

A former partner at Bear Sterns for seventeen years, Mr. Shaefer has had an illustrious career in private enterprise as well as public service.

He was appointed to the U.S. Council on the Humanities and confirmed by the United States Senate. He was also appointed by President Carter to the U.S. Circuit Judge Nominating Commission and appointed to the Small Business Administration. After graduating from Antioch College in 1964, Mr. Shaefer became a member of the first Peace Corps group sent to Kenya. Swahili remains his second language.

Mr. Shaefer organized the first post-apartheid conference in South Africa with President Nelson Mandela and Bishop Desmond Tutu. That conference was followed up by conferences around the world that included hosting several Nobel Peace Prize Winners including Presidents Mikhail Gorbachev, Kim Dae Jung, Lech Walesa, the late Yitzhak Rabin, and Elie Wiesel.

A copy of the press release is filed as Exhibit 99.1 hereto.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

EXHIBIT NUMBER     DESCRIPTION

99.1     Press release of Mainland Resources, Inc. dated April 6, 2010*

*            Filed herewith.

SIGNATURES

3.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MAINLAND RESOURCES, INC.
DATE: April 6, 2010	By: /s/ William D. Thomas William D. Thomas Chief Financial Officer/Treasurer

4.